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                                                                  EXHIBIT 10V

                                  [LETTERHEAD]

March 7, 1996


Mesaba Aviation, Inc.
7501 26th Avenue South
Minneapolis, MN 55450

Attention:     Bryan K. Bedford
               President and CEO

Copy:     Northwest Airlines, Inc.
          5101 Northwest Drive
          Department A4010
          St. Paul, MN 55111-3034

          Attention:     Joseph E. Francht
                         Senior Vice President & Treasurer

Copy:     Northwest Aircraft, Inc.
          5101 Northwest Drive
          Department A5000
          St. Paul, MN 55111-3034

     Attention:     Daniel B. Matthews
                    Vice President


Re:  Saab 340BPLUS Acquisition Financing
     -----------------------------------

Gentlemen:

Saab Aircraft Finance Corporation ("SAFC") proposes to sublease thirty (30) new Saab 340BPLUS aircraft ("Aircraft") for initial delivery to Mesaba Aviation, Inc., a Northwest Airlink company, on the following basis:

AIRCRAFT GROUPINGS

The Aircraft will be grouped into six (6) separate groups containing five (5) Aircraft (each a "Group"), with all Aircraft in the first Group to be delivered before December 31, 1996. The remaining Groups shall contain on the average 1.5 aircraft deliveries per month, excluding July.

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AIRCRAFT SUBLEASE

Subject to Mesaba's not exercising any of the below stated options ninety
(90) days prior to the scheduled delivery month of the first Aircraft in each Group (such options being available only for a maximum of one Group in 1997 and one Group in 1998, however), concurrent with the delivery of each Aircraft for which Mesaba has not exercised any of the options within each Group, SAFC (or an affiliate thereof) will enter into a sublease agreement ("sublease") with either Mesaba Aviation, Inc. ("Mesaba") or Northwest Aircraft, Inc. ("Northwest Aircraft"), (either referred to as "Sublessee") such determination to be made by Mesaba and approved by Northwest Airlines, Inc. ("NWA") by prior written notice to be given to SAFC no later than 60 days prior to the commencement of each sublease. If no determination has been received prior to the sixty (60) day period, then the sublessee shall be construed to be Mesaba. * At any time during the sublease, Northwest Aircraft shall have (in addition to any rights to sub-sublease the Aircraft as provided in the form of Sublease) a one-time option to assign its position as sublessee to Mesaba, * Subleases to either Sublessee shall contain terms and conditions typically available to NWA in the marketplace for U.S. leveraged leases as discussed with Capstar Partners. SAFC shall have the right to lease Aircraft directly to either Mesaba or Northwest Aircraft, as the case may be for an interim period of up to three (3) months, after which the 17-year sublease term shall commence. Each sublease shall be subject and subordinate to the head lease arranged by SAFC *

GROUP DEBT FINANCING OPTIONS

As an alternative to the Sublease, at Mesaba's sole option (to be approved by NWA), subject to Mesaba having exercised such option * prior to the scheduled delivery month of the first Aircraft in each Group, SAFC shall arrange one of the below specified debt financing structures by either having an SAFC affiliate provide the debt financing or arrange to have a third party provide the debt financing. In either case, the terms and conditions of such debt financing shall be of generally acceptable market terms and conditions at the time of the funding for transactions of similar kind and nature, and the documentation for such financings shall contain terms and conditions typically available to NWA in the U.S. marketplace for similar financings as discussed with Capstar Partners.


1. Senior secured debt financing for the purchase by Mesaba or Northwest Aircraft of the Aircraft in an amount not to exceed * , for a maximum 10 year term, with semi-annual payments in arrears, with equal amortization per payment period, with no balloon at the end of term. If the debt is extended to Mesaba the interest



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* Confidential portions omitted and filed separately with the Commission pursuant to a confidential treatment request.


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rate on the purchase debt for each Aircraft, for which the option has been exercised within such Group, shall be fixed at the 5.5-year U.S. Treasury Note yield plus *, at the time of the Aircraft delivery, and a guarantee fee paid to SAFC equal to * . If the debt is extended to Northwest Aircraft, Inc. with a payment and performance guaranty from NWA, the interest rate on the purchase debt for each Aircraft, for which the option has been exercised within such Group, shall be fixed at the 5.5-year U.S. Treasury Note yield plus a fixed percentage p.a. available in the market, based solely on the credit worthiness of the Northwest Airlines, Inc. credit and a senior secured collateral position in the Aircraft * ; PROVIDED, however that such interest rate shall in no event exceed the interest rate available to Mesaba hereunder, or

2. Senior secured non-recourse debt financing into a third party leveraged lease in an amount not to exceed * , for a maximum 17 year term, with semi-annual payments in arrears, with no balloon at the end. If the debt is extended to a lessor for a lease to Mesaba the interest rate on the debt for each Aircraft, for which the option has been exercised within such Group, shall be fixed at the 10-year U.S. Treasury Note yield plus 2.00% p.a., at the time of the Aircraft delivery, and a guarantee fee paid to SAFC equal * . If the debt is extended to a lessor for a lease to Northwest Aircraft, with a payment and performance guaranty from NWA, the interest rate on the debt for each Aircraft for which the option has been exercised within such group, shall be
* , based solely on the credit worthiness of the NWA credit and a senior secured collateral position in the Aircraft, * ; PROVIDED, however that such interest rate shall in no event exceed the interest rate available to Mesaba hereunder.

PURCHASE OPTION

Subject to Mesaba's having exercised the option at least ninety (90) days prior to the scheduled delivery month of the first Aircraft in each Group, to the extent that Mesaba or Northwest Aircraft have not exercised an option to use the Sublease or any of the Debt Financing Options, SAFC will cause SAAI to sell the Aircraft to either Mesaba or Northwest Aircraft, as determined in the written option notice, for a purchase price of * due upon delivery of each Aircraft.

In addition to other commitments made to Mesaba including, without limitation, the lease or sublease of used Saab 340A aircraft, which SAFC shall also make available to NWA on the same terms and conditions, such determination to be agreed upon between Mesaba and NWA, this letter sets forth SAFC's commitment with respect to thirty (30) new Saab 340B Aircraft and the general understanding as to the sublease financing, debt financing and purchase options available to Mesaba or NWA. It is understood between the parties that any commitment on the part of NWA, Northwest Aircraft, Mesaba or SAFC is subject to Finance Committee and board approval of NWA, board approval of Mesaba, credit committee approval of SAFC by no later than March 7, 1996 as well as negotiation and execution of definitive aircraft purchase, financing and lease documentation to be executed by no later than April 15, 1996. Notwithstanding anything to the contrary set forth herein, no commitment contained herein shall be binding on NWA, Northwest



---------------
* Confidential portions omitted and filed separately with the Commission pursuant to a confidential treatment request.


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Aircraft or Mesaba until approval of this specific transaction has been obtained from NWA following the date hereof.

If acceptable to Mesaba, NWA and Northwest Aircraft, please evidence agreement or acknowledgment by signing below and returning an originally executed copy, otherwise this offer will expire on March 8, 1996.

Saab Aircraft Finance Corporation

By:  /s/ Henrik Schroder
     ----------------------------
     Henrik Schroder
     President

By:  /s/ Gena H. Laurent
     ----------------------------
     Gena H. Laurent
     Assistant Vice President

Agreed to and Accepted by:
Mesaba Aviation, Inc.

By:  /s/ Bryan K. Bedford
     ----------------------------
     Bryan K. Bedforid
     President and CEO

Acknowledged by:
Northwest Airlines, Inc.

By:  /s/ Joseph E. Francht, Jr.
     ----------------------------
     Name: Joseph E. Francht, Jr.
     Title: Senior Vice President
            Finance and Treasurer

Acknowledged by:
Northwest Aircraft, Inc.

By:  /s/ Daniel B. Matthews
     ----------------------------
     Name: Daniel B. Matthews
     Title: Vice President


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